EXHIBIT 21

                          TXU AUSTRALIA GROUP COMPANIES


TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP
TXU AUSTRALIA HOLDINGS PTY LTD
TXU AUSTRALIA PTY LTD
TXU AUSTRALIA (BAIRNSDALE POWER) PTY LTD
GLOBAL CUSTOMER SOLUTIONS PTY LTD
TXU ELECTRICITY LIMITED
TXU (NO. 13) PTY LTD
TXU (NO. 7) PTY LTD
TXU (NO. 8) PTY LTD
EASTCOAST POWER PTY LTD
INTEGRATED PROCESS SOLUTIONS PTY LTD
EASTCOAST GAS PTY LTD
TXU NETWORKS PTY LTD
TXU (NO. 14) PTY LTD
WESTERN UNDERGROUND GAS STORAGE PTY LTD
TXU (NO. 9) PTY LTD
TXU NETWORKS (GAS) PTY LTD
TXU PTY LTD
GASMART (VIC) PTY LTD
TXU AUSTRALIA SERVICES PTY LTD
TXU (NO. 3) PTY LTD
TXU (NO. 4) PTY LTD
TXU (NO. 6) PTY LTD
TXU AUSTRALIA (QUEENSLAND) PTY LTD
TXU (SOUTH AUSTRALIA) PTY LTD